Exhibit 99.1

The Joint Corp. Expects to Restate Full Year 2024 and First Quarter 2025 Financial Statements due to Overestimated Noncash Impairment Charges

- Expects to reduce 2024 net loss and increase carrying value of assets held for sale by approximately $2.2 million -
- Expects to increase first quarter 2025 net income by approximately $0.5 million, resulting in a cumulative increase in carrying value of assets held for sale by approximately $2.7 million -
- No change to 2024 or First Quarter 2025 Adj EBITDA -

SCOTTSDALE, Ariz., July 30, 2025 – The Joint Corp. (NASDAQ: JYNT), the nation's largest franchisor of chiropractic care through The Joint Chiropractic® network, announced the Company intends to restate previously issued audited financial statements as of and for the year ended December 31, 2024 contained in the Annual Report on Form 10-K filed with the Securities and Exchange Commission (the "SEC") on March 14, 2025 and the unaudited interim financial statements as of and for the quarter ended March 31, 2025 contained in the Quarterly Report on Form 10-Q filed with the SEC on May 9, 2025 (collectively, the “Previously Issued Financial Statements”) related to the impairment on the carrying values of company-owned or managed clinics classified as held for sale and included in discontinued operations.

Background

The errors relate to previously recorded impairment on the carrying values of company-owned or managed clinics held for sale and included in discontinued operations. Specifically, there was a misapplication of accounting guidance related to the valuation methodology for certain assets held for sale. Upon further evaluation, the Company determined that the original methodology applied was not consistent with generally accepted accounting principles, and adjustments are necessary to accurately present the Company’s financial position and results of operations.

Estimated Impact

The Company is in the process of but has not yet completed, its determination of the degree to which these errors will have an effect on the Company’s Previously Issued Financial Statements. Based on its review to date, the following preliminary estimated impact of the identified errors on the Previously Issued Financial Statements are the Company’s current estimates of the impact and are subject to change in connection with the completion of the restatements.

For the year ended December 31, 2024, the correction for the impairment on assets held for sale is expected to result in a reduction of previously reported loss from discontinued operations before income taxes of approximately $2.2 million. As a result, the total impact of this adjustment for the year is an estimated $2.2 million decrease in net loss for the year ended December 31, 2024 and an estimated $2.2 million increase in the carrying value of assets held for sale reported in discontinued operations current assets for the period then ended.

This adjustment is not expected to have any impact on Adjusted EBITDA for the year ended December 31, 2024, nor on cash, cash equivalents, or restricted cash as of that date.

For the period ended March 31, 2025, the correction for the impairment on assets held for sale is expected to result in an increase of previously reported income from discontinued operations before income taxes of approximately $0.5 million. As a result, the total impact of these adjustments is an estimated $0.5 million in net income for the quarter ended March 31, 2025 and an estimated cumulative $2.7 million increase in the carrying value of assets held for sale reported in discontinued operations current assets for the period then ended.

The adjustment is not expected to have any impact on Adjusted EBITDA for the quarter ended March 31, 2025, or on cash, cash equivalents, or restricted cash as of that date.

The Company is also evaluating the impact of the identified error on its internal control over financial reporting and disclosure controls and procedures. Although the evaluation is not yet complete, the Company expects it will result in a material weakness in the Company’s internal control over financial reporting and will conclude that its disclosure controls and procedures were ineffective during the applicable periods related to the Previously Issued Financial Statements. The Company continues to evaluate and implement remedial measures to address such material weaknesses.

Forward-Looking Statements

This press release contains statements about future events and expectations that constitute forward-looking statements. Forward-looking statements, including expectations about the timing of the completion and filing of the 10-K/A and 10-Q/A, the anticipated impact and effects of the errors on the Previously Issued Financial Statements, and the impact of the identified errors on our internal control over financial reporting and disclosure controls and procedures, are based on our beliefs, assumptions and expectations of industry trends, our future financial and operating performance and our growth plans, taking into account the information currently available to us. These statements are not statements of historical fact. Forward-looking statements involve risks and uncertainties that may cause our actual results to differ materially from the expectations of future results we express or imply in any forward-looking statements, and you should not place undue reliance on such statements. Factors that could contribute to these differences include, but are not limited to, our inability to identify and recruit enough qualified chiropractors and other personnel to staff our clinics, due in part to the nationwide labor shortage and an increase in operating expenses due to measures we may need to take to address such shortage; inflation, leading to increased labor costs and interest rates, as well as changes to import tariffs, may lead to reduced discretionary spending, all of which may negatively impact our business; our failure to profitably operate company-owned or managed clinics; our failure to refranchise as planned; short-selling strategies and negative opinions posted on the internet, which could drive down the market price of our common stock and result in class action lawsuits; our failure to remediate future material weaknesses in our internal control over financial reporting, which could negatively impact our ability to accurately report our financial results, prevent fraud, or maintain investor confidence; and the factors described in our filings with the SEC, including in the section entitled “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2024 filed with the SEC on March 14, 2025 and subsequently filed current and quarterly reports. Words such as, "anticipates," "believes," "continues," "estimates," "expects," "goal," "objectives," "intends," "may," "opportunity," "plans," "potential," "near-term," "long-term," "projections," "assumptions," "projects," "guidance," "forecasts," "outlook," "target," "trends," "should," "could," "would," "will," and similar expressions are intended to identify such forward-looking statements. We qualify any forward-looking statements entirely by these cautionary factors. We assume no obligation to update or revise any forward-looking statements for any reason or to update the reasons actual results could differ materially from those anticipated in these forward-looking statements, even if new information becomes available in the future. Comparisons of results for current and any prior periods are not intended to express any future trends or indications of future performance, unless expressed as such, and should only be viewed as historical data.

About The Joint Corp. (NASDAQ: JYNT)

The Joint Corp. (NASDAQ: JYNT) revolutionized access to chiropractic care when it introduced its retail healthcare business model in 2010. Today, it is the nation’s largest operator, manager and franchisor of chiropractic clinics through The Joint Chiropractic network. The company is making quality care convenient and affordable, while eliminating the need for insurance, for millions of patients seeking pain relief and ongoing wellness. With over 950 locations nationwide and more than 14 million patient visits annually, The Joint Chiropractic is a key leader in the chiropractic industry. The brand is consistently named to Franchise Times’ annual “Top 400” and “Fast & Serious” list of 40 smartest growing brands. Entrepreneur named The Joint “No. 1 in Chiropractic Services,” and is regularly ranked on the publication’s “Franchise 500,” the “Fastest-Growing Franchises,” the “Best of the Best” lists, as well as its “Top Franchise for Veterans” and “Top Brands for Multi-Unit Owners.” SUCCESS named the company as one of the “Top 50 Franchises” in 2024. The Joint Chiropractic is an innovative force, where healthcare meets retail. For more information, visit www.thejoint.com. To learn about franchise opportunities, visit www.thejointfranchise.com.

The Joint Business Structure
The Joint Corp. is a franchisor of clinics and an operator of clinics in certain states. In Arkansas, California, Colorado, District of Columbia, Florida, Illinois, Kansas, Kentucky, Maryland, Michigan, Minnesota, New Jersey, New York, North Carolina, Oregon, Pennsylvania, Rhode Island, South Dakota, Tennessee, Washington, West Virginia and Wyoming, The Joint Corp. and its franchisees provide management services to affiliated professional chiropractic practices.

Media Contact: Margie Wojciechowski, The Joint Corp., margie.wojciechowski@thejoint.com

Investor Contact: Kirsten Chapman, Alliance Advisors IR, 415-433-3777, thejointinvestor@allianceadvisors.com

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